Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES SECOND QUARTER 2013 RESULTS

VERO BEACH, Fla. (August 1, 2013) – Orchid Island Capital, Inc. (NYSE MKT:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended June 30, 2013.

Second Quarter 2013 Highlights

•	Net loss of $1.5 Million, or $0.46 per common share.
•	Second quarter total dividend payments of $0.405 per common share
•	Book Value per Share of $14.12
•	(3.0)% Economic loss on common equity for the quarter, or (12.1)% annualized
Comprised of $0.405 dividend per common share and $(0.86) decrease in net book value per common share
•	Company to Discuss Results on Tuesday, August 6, 2013, at 10:00 AM ET

Details of Second Quarter 2013 Results of Operations

The Company reported a net loss of $1.5 million for the three-month period ended June 30, 2013, compared with a net loss of $0.4 million for the three month period ended June 30, 2012.  The second quarter net loss of $1.5 million included net interest income of $2.1 million, net losses of $3.2 million (which includes mark to market losses, realized losses on securities sold and gains on funding hedges), audit, legal and other professional fees of $0.1 million, management fees of $0.2 million, and other operating, general and administrative expenses of $0.2 million. During the second quarter, the Company sold mortgage-backed securities (MBS) with a market value at the time of sale of $135.3 million, resulting in realized losses of $0.9 million (based on security prices from March 31, 2013).  The remaining net loss on MBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”), and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The PT MBS sub-portfolio is encumbered under repurchase agreement funding, while the structured MBS sub-portfolio generally is not.  As a result of being encumbered, the PT MBS sub-portfolio requires the Company to maintain cash balances to meet price and/or prepayment related margin calls from lenders.  As of March 31, 2013, approximately 52% of the Company’s investable capital (which consists of equity in pledged PT MBS, available cash and unencumbered assets) were deployed in the PT MBS portfolio.  At June 30, 2013, the allocation to the PT MBS had remained at approximately 52%.

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The tables below detail the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2013	$336,778,389	$21,140,775	$2,341,109	$23,481,884	$360,260,273
Securities Purchased	127,445,459	5,527,237	-	5,527,237	132,972,696
Securities Sold	(127,112,208)	(8,150,472)	-	(8,150,472)	(135,262,680)
Gain (Loss) on Sale	(1,506,195)	582,741	-	582,741	(923,454)
Return on Investment	n/a	(1,516,134)	(429,925)	(1,946,059)	(1,946,059)
Pay-downs	(6,823,241)	n/a	n/a	n/a	(6,823,241)
Premium Lost Due to Pay-downs	(368,300)	n/a	n/a	n/a	(368,300)
Mark to Market Gains (Losses)	(11,238,378)	2,516,987	(39,931)	2,477,056	(8,761,322)
Market Value - June 30, 2013	$317,175,526	$20,101,134	$1,871,253	$21,972,387	$339,147,913

The tables below present the allocation of capital between the respective portfolios at June 30, 2013 and March 31, 2013, and the return on invested capital for each sub-portfolio for the three-month period ended June 30, 2013.  The return on invested capital in the PT MBS and structured MBS portfolios was approximately (16.3)% and 12.7%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately (2.3)%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2013
Market Value	$317,175,526	$20,101,134	$1,871,253	$21,972,387	$339,147,913
Cash	15,223,827	-	-	-	15,223,827
Repurchase Agreement Obligations	(308,735,338)	-	-	-	(308,735,338)
Total	$23,664,015	$20,101,134	$1,871,253	$21,972,387	$45,636,402
% of Total	51.9%	44.0%	4.1%	48.1%	100.0%
March 31, 2013
Market Value	$336,778,389	$21,140,775	$2,341,109	$23,481,884	$360,260,273
Cash	4,701,216	-	-	-	4,701,216
Repurchase Agreement Obligations	(316,445,869)	-	-	-	(316,445,869)
Total	$25,033,736	$21,140,775	$2,341,109	$23,481,884	$48,515,620
% of Total	51.6%	43.6%	4.8%	48.4%	100.0%

Returns for the Quarter
Income / (loss) (net of repo cost)	$2,192,382	$(17,210)	$(68,387)	$(85,597)	$2,106,785
Realized and unrealized gains / (losses)	(13,112,873)	3,099,728	(39,931)	3,059,797	(10,053,076)
Hedge gains	6,851,588	n/a	n/a	n/a	6,851,588
	$(4,068,903)	$3,082,518	$(108,318)	$2,974,200	$(1,094,703)
Return on Invested Capital for the Quarter	(16.3)%	14.6%	(4.6)%	12.7%	(2.3)%

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Prepayments

For the quarter, Orchid received $8.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 16.3% for the second quarter of 2013.  Prepayment rates on the two MBS sub-portfolios were as follows: (in CPR)

		Structured
	PT MBS	MBS	Total
Three Months Ended,	Portfolio (%)	Portfolio (%)	Portfolio (%)
June 30, 2013	6.5	29.8	16.3
March 31, 2013	9.2	33.0	20.0
December 31, 2012	1.1	42.3	28.6
September 30, 2012	4.2	38.7	25.0
June 30, 2012	0.2	41.4	38.7
March 31, 2012	11.0	31.2	23.8

Portfolio

As of June 30, 2013, Orchid’s MBS portfolio consisted of $339.1 million of agency or government MBS at fair value and had a weighted average coupon of 3.20%. The following tables summarize Orchid’s agency and government mortgage related securities as of June 30, 2013 and December 31, 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2013
Adjustable Rate MBS	$6,210	1.8%	4.24%	251	1-Sep-35	0.57	10.05%	2.00%
Fixed Rate MBS	209,711	61.8%	3.35%	300	1-May-43	NA	NA	NA
Hybrid Adjustable Rate MBS	101,255	29.9%	2.61%	354	1-Apr-43	113.28	7.61%	2.00%
Total Mortgage-backed Pass-through	317,176	93.5%	3.13%	316	1-May-43	106.77	7.75%	2.00%
Interest-Only Securities	20,101	5.9%	3.93%	231	25-May-43	NA	NA	NA
Inverse Interest-Only Securities	1,871	0.6%	6.15%	303	25-Nov-40	NA	6.34%	NA
Total Structured MBS	21,972	6.5%	4.12%	237	25-May-43	NA	NA	NA
Total Mortgage Assets	$339,148	100.0%	3.20%	311	25-May-43	NA	NA	NA
December 31, 2012
Adjustable Rate MBS	$6,531	5.7%	4.20%	258	1-Sep-35	3.46	10.04%	2.00%
Fixed Rate MBS	43,589	37.8%	3.24%	181	1-Dec-40	NA	NA	NA
Hybrid Adjustable Rate MBS	59,485	51.5%	2.69%	357	1-Nov-42	100.51	7.69%	2.00%
Total Mortgage-backed Pass-through	109,605	95.0%	3.00%	281	1-Nov-42	90.91	7.93%	2.00%
Interest-Only Securities	2,884	2.5%	3.52%	151	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,891	2.5%	6.13%	309	25-Nov-40	NA	6.34%	NA
Total Structured MBS	5,775	5.0%	4.83%	230	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$115,380	100.0%	3.09%	278	1-Nov-42	NA	NA	NA

(in thousands)
	June 30, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$198,600	58.56%	$113,235	98.14%
Freddie Mac	115,745	34.13%	2,145	1.86%
Ginnie Mae	24,803	7.31%	-	-
Total Portfolio	$339,148	100.00%	$115,380	100.00%

	June 30, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$104.98	$105.65
Weighted Average Structured Purchase Price	$11.69	$9.91
Weighted Average Pass Through Current Price	$101.45	$105.81
Weighted Average Structured Current Price	$13.53	$7.84
Effective Duration (1)	4.578	1.209

(1)
Effective duration of 4.578 indicates that an interest rate increase of 1.0% would be expected to cause a 4.578% decrease in the value of the MBS in the Company’s investment portfolio at June 30, 2013.  An effective duration of 1.209 indicates that an interest rate increase of 1.0% would be expected to cause a 1.209% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio, but not the effect of the Company’s funding cost hedges.

Financing, Leverage and Liquidity

As of June 30, 2013, the Company had outstanding repurchase obligations of approximately $308.7 million with a net weighted average borrowing rate of 0.38%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $318.2 million, and cash pledged to counterparties of approximately $6.4 million.  The Company’s leverage ratio at June 30, 2013 was 6.5 to 1. At June 30, 2013, the Company’s liquidity was approximately $28.2 million, consisting of unpledged MBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge a portion of our structured MBS as part of a repurchase agreement funding but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at June 30, 2013.

(in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$114,132	37.0%	0.39%	$6,259	28
CRT Capital Group, LLC	61,938	20.1%	0.38%	3,695	23
South Street Securities, LLC	41,452	13.4%	0.39%	1,887	13
The PrinceRidge Group, LLC	28,075	9.1%	0.40%	1,271	24
Suntrust Robinson Humphrey, Inc.	25,967	8.4%	0.35%	944	13
Mizuho Securities USA, Inc.	14,989	4.9%	0.39%	485	37
Cantor Fitzgerald & Co.	14,527	4.7%	0.38%	823	8
KGS - Alpha Capital Markets, L.P.	4,966	1.6%	0.38%	266	1
Pierpont Securities, LLC	2,689	0.8%	0.39%	157	22
	$308,735	100.0%	0.38%	$15,787	23

(1)
Equal to the fair value of securities sold plus accrued interest receivable and cash posted by the Company as collateral, minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of its interest rate risk by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of June 30, 2013, such instruments were comprised entirely of Eurodollar futures contracts with an average contract notional amount of $250.0 million and a weighted average fixed LIBOR rate of 1.84%.

(in thousands)

		Average
	Weighted	Contract
	Average	Notional	Open
Expiration Year	LIBOR Rate	Amount	Equity(1)
2013	0.34%	$250,000	$(7)
2014	0.54%	250,000	173
2015	1.15%	250,000	890
2016	2.15%	250,000	1,989
2017	3.00%	250,000	2,219
2018	3.54%	250,000	1,128
	1.84%		6,392

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends during 2013.

Declaration Date	Record Date	Payment Date	Per Share Amount	Total
March 8, 2013	March 25, 2013	March 27, 2013	$0.135	$451,125
April 10, 2013	April 25, 2013	April 30, 2013	0.135	451,125
May 9, 2013	May 28, 2013	May 31, 2013	0.135	451,125
June 10, 2013	June 25, 2013	June 28, 2013	0.135	451,125
July 9, 2013	July 25, 2013	July 31, 2013	0.135	451,125

Book Value Per Share

The Company's Book Value Per Share at June 30, 2013 was $14.12.  Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Common Stock. At June 30, 2013, the Company's stockholders' equity was $47.2 million with  3,341,665 Common shares outstanding.

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Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “In February Orchid Island Capital completed its initial public offering and began trading on the NYSE MKT under the ticker “ORC”.  It was the completion of a project that was several years in the making.  Throughout the process we continuously emphasized the need to position the portfolio the way we have.  By that I mean deploying our capital into two portfolios, one comprised of traditional pass-through securities funded in the repo market, and the other comprised of structured securities containing assets that have a different sensitivity to interest rates.  An important purpose of the structured securities is to shield the pass-through portfolio from material price declines when and if interest rates rose.  We viewed the market as materially exposed to an interest rate shock and maintained that while we did not know when the market would sense the Federal Reserve was about to remove their substantial accommodation, we expected that when they did it would lead to a very swift and violent sell-off in the rates and MBS markets.  We further stressed that this outcome had to be positioned for in advance, since if the market moved quickly as we expected managers relying on dynamic hedging strategies may not be able to respond quickly enough.

Risk management and the protection of book value are the focus of our investment strategy.  In an environment such as we are in, with rates still low and many investors fearful of a further back-up in rates, the cost of hedging our book value is quite high.  In our case we rely heavily on interest only securities.  Yields on the types of IO’s we own are quite low and often negative.  In order to protect our book value we need to allocate a substantial portion of our capital to these assets and therefore our ability to generate interest income is constrained.

Looking forward, we now face an environment where income per dollar invested or unit of duration has risen.  Premium amortization on our pass-through portfolio will slow and our IO’s should generate more income if prepayment rates slow as rates have risen.  That being said, the income from our IO book has been slightly negative for some time, so the improvement will be large in relative terms, but not absolute terms.  This provides us an opportunity to reposition the portfolio.  We can take advantage of the increased income generating capacity of the portfolio to reduce leverage and enhance our hedges while maintaining our dividend at roughly the same level.  While we believe the rates and MBS markets have stabilized for the time being, we believe the economy will continue to improve, albeit slowly, and the Fed will eventually taper.  This should cause rates to move still higher and perhaps generate another period of market volatility.  We still view ourselves as at the low end of the historical range in rates and the economy performing below trend - but improving.  For years now the economy has been on the mend but in an uneven fashion.  Fits and starts has been the norm.  If rates move higher fixed rate mortgages may have room to extend further.  Accordingly, we will continue to position defensively.  For this reason we will remain focused on protecting our book value and will not look to take advantage of this move up in rates to increase our dividend.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, August 6, 2013, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 26631003.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com , and an audio archive of the webcast will be available for approximately one year.

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About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

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Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of June 30, 2013, and December 31, 2012, and the unaudited quarterly results of operations for the calendar quarters and six month periods ended June 30, 2013 and June 30, 2012.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	June 30, 2013	December 31, 2012
ASSETS:
Total mortgage-backed securities	$339,147,913	$115,379,574
Cash, cash equivalents and restricted cash	15,223,827	2,986,257
Accrued interest receivable	1,384,699	440,877
Due from affiliates	-	45,126
Prepaid expenses and other assets	391,746	9,122
Total Assets	$356,148,185	$118,860,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$308,735,338	$103,941,174
Accrued interest payable	55,843	54,084
Due to affiliates	73,382	-
Accounts payable, accrued expenses and other	108,940	140,723
Total Liabilities	308,973,503	104,135,981
Total Stockholders' Equity	47,174,682	14,724,975
Total Liabilities and Stockholders' Equity	$356,148,185	$118,860,956
Common shares outstanding	3,341,665	154,110
Book value per share	$14.12	$95.55

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ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2013	2012	2013	2012
Interest income	$3,841,957	$1,527,844	$2,428,699	$769,087
Interest expense	(523,306)	(124,433)	(321,886)	(73,766)
Net interest income	3,318,651	1,403,411	2,106,813	695,321
Losses	(3,614,649)	(823,462)	(3,201,488)	(898,788)
Net portfolio (loss) income	(295,998)	579,949	(1,094,675)	(203,467)
Expenses	849,796	323,800	451,477	157,628
Net (loss) income	$(1,145,794)	$256,149	$(1,546,152)	$(361,095)
Basic and diluted net (loss) income per share	$(0.43)	$0.26	$(0.46)	$(0.37)
Dividends Declared Per Common Share:	$0.540	$-	$0.405	$-

	Three Months Ended
Key Balance Sheet Metrics	June 30, 2013	June 30, 2012
Average MBS	$349,704,095	$73,558,658
Average repurchase agreements	312,590,604	62,406,773
Average stockholders' equity	48,624,446	14,216,329
Leverage ratio	6.5:1	3.7:1

Key Performance Metrics
Average yield on MBS	2.78%	4.18%
Average cost of funds	0.41%	0.47%
Average economic cost of funds	0.42%	0.54%
Average interest rate spread	2.37%	3.71%
Average economic interest rate spread	2.36%	3.64%